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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                     FORM 8-K

                                  CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of
                         The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 28, 2005


                            KEMET Corporation
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(Exact name of registrant as specified in its charter)




     Delaware                      0-20289                  57-0923789
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(State or other             (Commission File Number)       (IRS Employer
  jurisdiction)                                         Identification No.)


2835 KEMET Way,  Simpsonville, SC                          29681
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(Address of principal executive offices)                 (Zip Code)



Registrants telephone number, including area code:  (864) 963-6300










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Item 1.01	Entry into a Material Definitive Agreement

On January 26, 2005, the Board of Directors of KEMET Corporation approved an update to the Corporate Governance Guidelines regarding Director compensation. The new guidelines provide that, in addition to the current annual retainer of $20,000 per year, as of January 1, 2005, each Director (other than any Director that is employed by the Company) shall receive as additional compensation a fee of $1,000 per meeting for attendance at each meeting of the Board, a fee of $1,500 per meeting for attendance at a meeting of a Committee of the Board by the chairperson of that Committee, and a fee of $1,000 per meeting for attendance at a meeting of a Committee of the Board by a member of that Committee.


Item 5.02	Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers

On January 26, 2005, KEMET Corporation issued a press release announcing the resignation of Dr. Jeffrey A. Graves as the Chief Executive Officer of the Company and as a Director of the Company. A copy of the press release is furnished as Exhibit 99 to this report.

(a)  Not Applicable

(b)  Not Applicable

(c)  The following exhibit is included with this Report

EXHIBIT 99.  Press Release, dated January 26, 2005, issued by the Company.


Item 8.01	Other Events

On January 18, 2005, KEMET Corporation issued a press release announcing that KEMET has filed a lawsuit against AVX Corporation. A copy of the press release is furnished as Exhibit 99 to this report.

       (a) Not Applicable

       (b) Not Applicable

(c) The following exhibit is included with this Report

Exhibit 99. Press Release, dated January 18, 2005 issued by the Company.


Item 9.01  Financial Statements and Exhibits

(a)Not Applicable

(b) Not Applicable

(c) The following exhibit is included with this Report

Exhibit 99.1. Press Release, dated January 24, 2005 issued by the Company.


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Signature


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 28, 2005
						KEMET Corporation


						/S/ D. E. Gable

						David E. Gable
						Vice President and
						Chief Financial Officer